Exhibit 99.1

Iowa Telecom Reports Results for First Quarter Ended March 31, 2010

NEWTON, Iowa--(BUSINESS WIRE)--April 26, 2010--Iowa Telecommunications Services, Inc. (NYSE: IWA) today announced operating results for the first quarter ended March 31, 2010. Quarterly highlights for the Company include:

  Operating revenues were $67.4 million.
  Operating income was $14.8 million.
  Net income was $4.1 million or $0.11 per diluted share.
  Adjusted EBITDA (as defined herein) was $32.6 million.

“We’re pleased with our results for the quarter, which reflect the stability of our business,” said Alan L. Wells, Iowa Telecom Chairman and Chief Executive Officer. “Despite the challenging economic environment, our revenues and Adjusted EBTIDA increased sequentially over the fourth quarter of last year. We ended the quarter with 249,100 total telephone access lines, as well as 155,300 long distance subscribers, 95,900 DSL subscribers, 27,500 video subscribers and 9,100 dial up subscribers.

“Our previously announced agreement for Windstream Corporation to acquire our Company, in a transaction valued at approximately $1.1 billion, is proceeding as planned,” added Wells. “Our shareholders voted overwhelmingly to approve the merger agreement on March 25, 2010, with 97.8% of the votes cast in favor of the transaction. We continue to anticipate a closing in mid-year.”

FINANCIAL DISCUSSION FOR FIRST QUARTER 2010:

  Revenues and Sales were $67.4 million in the first quarter, compared to $61.3 million in the first quarter of 2009. The increase was primarily the result of the acquisition of the assets of Sherburne Tele Systems, Inc. in July 2009.
  Operating Costs and Expenses increased $6.2 million to $52.6 million in the first quarter of 2010, compared to $46.4 million in the first quarter of 2009. The 2010 period includes $5.0 million of expense (excluding depreciation and amortization) related to the Sherburne acquisition and $252,000 of transaction-related costs. The 2009 period included $1.2 million of transaction costs. Depreciation and amortization increased $2.3 million for 2010, as compared to the first quarter of 2009.
  Operating Income was $14.8 million, compared to $14.9 million in the first quarter of 2009.
  Interest Expense was $8.2 million, compared to $7.6 million in the first quarter of 2009.
  Earnings Before Income Taxes was $7.1 million, compared to $8.0 million in the first quarter of 2009.
  Income Tax Expense for the first quarter was $3.0 million, compared to $3.5 million in the first quarter of 2009. The recorded book tax expense did not impact the cash taxes paid during the quarter. Cash income taxes reflect the continued utilization of net operating loss carry forwards and continued goodwill amortization for tax purposes. The Company paid $151,000 in cash income taxes during the first quarter, primarily related to alternative minimum tax and state income tax.
  Net Income was $4.1 million for the quarter, compared to net income of $4.5 million in the first quarter of 2009.
  Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA as defined herein) was $32.6 million for the first quarter of 2010, compared with $31.5 million in the same period in 2009.
  Total Access Lines decreased by 3,900 during the first quarter of 2010, as compared to the fourth quarter in 2009, as ILEC access lines decreased by 3,000 lines and CLEC lines decreased by 900 lines. DSL subscribers increased by 700 while video subscribers increased by 400. Long distance subscribers decreased by 3,200 and dial-up Internet subscribers decreased by 1,100.

First Quarter 2010 Financial Summary
(Unaudited)
(dollars in thousands, except per share amounts)

	1st Quarter	1st Quarter	Change
	2010	2009	Amount	Percent

Revenue	$67,406	$61,288	$6,118	10.0%
Operating Income	$14,827	$14,862	$(35)	-0.2%
Interest Expense	$8,152	$7,596	$556	7.3%
Earnings Before Income Taxes	$7,119	$7,980	$(861)	-10.8%
Income Tax Expense	$3,035	$3,471	$(436)	-12.6%
Net Income	$4,084	$4,509	$(425)	- 9.4%
Basic Earnings Per Share	$0.11	$0.14	$(0.03)	-21.4%
Diluted Earnings Per Share	$0.11	$0.14	$(0.03)	-21.4%

Adjusted EBITDA (1)	$32,622	$31,451	$1,171	3.7%
Capital Expenditures	$3,043	$3,627	$(584)	-16.1%
Dividends Paid	$13,341	$12,949	$392	3.0%

(1) See the definition of Adjusted EBITDA under Explanation and Reconciliation to Non-GAAP Concepts at the end of the financial statements.

Key Operating Statistics	1st Quarter	1st Quarter	Change
	2010(4)	2009	Amount	Percent

Telephone Access Lines
ILEC Lines (1)	207,300	206,100	1,200	0.6%
CLEC Lines (2)	41,800	32,400	9,400	29.0%
Total Telephone Access Lines	249,100	238,500	10,600	4.4%

Long Distance Subscribers	155,300	145,000	10,300	7.1%
Dial-up Internet Subscribers	9,100	15,100	(6,000)	-39.7%
DSL Subscribers	95,900	78,200	17,700	22.6%
Video Subscribers (3)	27,500	21,400	6,100	28.5%

	1st Quarter	4th Quarter	Change
	2010(4)	2009(4)	Amount	Percent

Telephone Access Lines
ILEC Lines (1)	207,300	210,300	(3,000)	-1.4%
CLEC Lines (2)	41,800	42,700	(900)	-2.1%
Total Telephone Access Lines	249,100	253,000	(3,900)	-1.5%

Long Distance Subscribers	155,300	158,500	(3,200)	-2.0%
Dial-up Internet Subscribers	9,100	10,200	(1,100)	-10.8%
DSL Subscribers	95,900	95,200	700	0.7%
Video Subscribers (3)	27,500	27,100	400	1.5%

(1) Includes lines subscribed by our incumbent local exchange carrier retail customers and lines subscribed by our “wholesale” customers who are competing local exchange carriers. Wholesale access lines include: lines subscribed by our local exchange carrier competitors pursuant to interconnection agreements on an unbundled network element basis, for which the competitive local exchange carrier pays us a monthly fee; lines that we provide to competitive local exchange carriers for resale to their subscribers, for which the competitive local exchange carrier pays us a monthly fee equal to what we would charge our customers for local service less an agreed discount; and shared lines, for which a competitive local exchange carrier pays us a monthly fee to provide DSL service to its customers. We had 2,100 wholesale lines subscribed at March 31, 2009, 1,700 at March 31, 2010 and 1,800 at December 31, 2009.

(2) Access lines subscribed by customers of our competitive local exchange carrier subsidiaries, Iowa Telecom Communications, Inc., IT Communications, LLC, En-Tel Communications, LLC, Lakedale Link, Inc. and Lakedale Link, LLC.

(3) Includes subscribers served via our facilities as well as subscribers of satellite services which we resell.
(4) Includes units acquired from Sherburne Tele Systems, Inc. as of July 1, 2009.

Windstream Merger Agreement

On November 23, 2009, we entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Windstream Corporation (“Windstream”) and Buffalo Merger Sub, Inc., a wholly-owned subsidiary of Windstream (“Newco”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, we will merge with and into Newco, with Newco continuing as the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, at the effective time and as a result of the Merger, each share of Iowa Telecom common stock outstanding immediately prior to the effective time of the Merger will be converted into and become exchangeable for (i) shares of common stock of Windstream at a fixed exchange ratio of 0.804 and (ii) $7.90 in cash.

The transaction is expected to close in the middle of 2010. Completion of the Merger with Windstream is conditioned upon the receipt of certain governmental consents and approvals, and our shareholders’ approval. The shareholders of Iowa Telecom approved the transaction at a special meeting on March 25, 2010. No assurance can be given that the other required conditions to closing will be satisfied or that the Merger will be completed.

The merger agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K that Iowa Telecom filed with the Securities and Exchange Commission on November 24, 2009.

Iowa Telecom will not host an investor call with respect to the financial results.

About Iowa Telecom

Iowa Telecommunications Services, Inc. (d/b/a Iowa Telecom) is a telecommunications service provider that offers local telephone, long distance, Internet, broadband and network access services to business and residential customers. The Company and its subsidiaries serve over 450 Iowa communities and 10 Minnesota communities, and employ nearly 800 people. The company’s headquarters are in Newton, Iowa. The Company trades on the New York Stock Exchange under the symbol IWA. For further information regarding Iowa Telecom, please go to www.iowatelecom.com and select “Investor Relations.” The Iowa Telecom logo is a registered trademark of Iowa Telecommunications Services, Inc. in the United States.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this report include statements concerning the closing of the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if the Company fails obtain regulatory approvals or to satisfy other conditions to closing, the transaction may not be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction with Windstream will be completed, costs and potential litigation associated with the transaction, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals, changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services, high costs of regulatory compliance, the competitive impact of legislation and regulatory changes in the telecommunications industry, and the other risk factors discussed from time to time by the Company in its reports filed with the SEC. The Company urges you to carefully consider the risks that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company’s other SEC filings. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES
Balance Sheets
(Unaudited)
(dollars in thousands, except per share amounts)

	As of	As of
	March 31, 2010	December 31, 2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,368	$12,259
Accounts receivable, net	23,412	22,632
Inventories	5,224	5,105
Prepayments and other current assets	6,990	7,857
Total Current Assets	46,994	47,853

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	674,358	672,270
Accumulated depreciation	(380,155)	(365,631)
Property, Plant and Equipment, net	294,203	306,639

GOODWILL	492,956	492,956
INTANGIBLE ASSETS AND OTHER, NET	50,280	51,238
INVESTMENT IN AND RECEIVABLE FROM
THE RURAL TELEPHONE FINANCE COOPERATIVE	16,696	17,141
Total Assets	$901,129	$915,827

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Revolving credit facility	$35,000	$37,000
Accounts payable	10,404	12,408
Advanced billings and customer deposits	10,479	10,470
Accrued and other current liabilities	28,415	33,195
Current maturities of long-term debt	2,470	3,276
Total Current Liabilities	86,768	96,349

LONG-TERM DEBT	565,513	565,214
DEFERRED TAX LIABILITIES	63,717	60,783
OTHER LONG-TERM LIABILITIES	25,943	25,914
Total long-term liabilities	655,173	651,911

Total Liabilities	741,941	748,260

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 100,000,000 shares authorized, 32,224,844 and 32,193,036 shares issued and outstanding	322	322
Additional paid-in capital	333,614	332,722
Accumulated deficit	(162,757)	(153,383)
Accumulated other comprehensive loss	(11,991)	(12,094)

Total Stockholders’ Equity	159,188	167,567

Total Liabilities and Stockholders’ Equity	$901,129	$915,827

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES
Income Statements
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009

REVENUE AND SALES
Local services	$19,274	$18,085
Network access services	21,868	21,854
Toll services	5,377	5,566
Data and internet services	12,235	9,655
Other services and sales	8,652	6,128
Total revenues and sales	67,406	61,288

OPERATING COSTS AND EXPENSES
Cost of services and sales (exclusive of items shown separately below)	23,634	20,234
Selling, general and administrative	12,683	12,202
Depreciation and amortization	16,262	13,990
Total operating costs and expenses	52,579	46,426

OPERATING INCOME	14,827	14,862

OTHER INCOME (EXPENSE)
Interest and dividend income	617	873
Interest expense	(8,152)	(7,596)
Other, net	(173)	(159)
Total other expense, net	(7,708)	(6,882)

EARNINGS BEFORE INCOME TAXES	7,119	7,980

INCOME TAX EXPENSE	3,035	3,471

NET INCOME	4,084	4,509
Noncontrolling interest	-	98

NET INCOME ATTRIBUTABLE
TO IOWA TELECOMMUNICATIONS	$4,084	$4,607

COMPUTATION OF EARNINGS
PER SHARE
Basic - Earnings Per Share	$0.11	$0.14
Basic - Weighted average number of shares outstanding	32,200	31,594

Diluted - Earnings Per Share	$0.11	$0.14
Diluted - Weighted average number of shares outstanding	32,231	32,149

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES
Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,084	$4,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,438	13,582
Amortization of intangible assets	824	408
Amortization of debt issuance costs	384	174
Deferred income taxes	2,857	3,421
Non-cash stock-based compensation expense	1,090	885
Changes in operating assets and liabilities:
Receivables	(780)	1,902
Inventories	(119)	(454)
Accounts payable	(2,004)	(2,447)
Other assets and liabilities	(5,820)	(4,457)
Net cash provided by operating activities	15,954	17,523
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,043)	(3,627)
Business acquisitions and settlements	2,244	(324)

Net cash used in investing activities	(799)	(3,951)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in revolving credit facility	(2,000)	(6,000)
Proceeds from exercise of stock options	9	589

Payment on long-term debt	(507)	(297)

Capital contributions from noncontrolling interests	-	195
Shares reacquired	(207)	-
Dividends paid	(13,341)	(12,949)
Net cash used in financing activities	(16,046)	(18,462)
Net Change in Cash and Cash Equivalents	(891)	(4,890)
Cash and Cash Equivalents at Beginning of Period	12,259	11,605
Cash and Cash Equivalents at End of Period	$11,368	$6,715

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES
EXPLANATIONS AND RECONCILIATIONS TO NON-GAAP CONCEPTS
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2010	2009

ADJUSTED EBITDA:
Net income	$4,084	$4,509
Income tax expense	3,035	3,471
Interest expense	8,152	7,596
Depreciation and amortization	16,262	13,990
Unrealized (gains) losses on financial derivatives	192	173
Non-cash stock-based compensation expense (1)	1,090	885
Extraordinary or unusual (gains) losses	-	-
Non-cash portion of RTFC Capital Allocation (2)	(193)	(337)
Other non-cash losses (gains)	-	-
Loss (gain) on disposal of assets not in ordinary course	-	-
Transaction costs	-	1,164
ADJUSTED EBITDA	$32,622	$31,451

(1) Included in Selling, General and Administrative Expense on the Consolidated Statements of Operations.
(2) Included in Interest and Dividend Income on the Consolidated Statements of Operations.

We present Adjusted EBITDA because we believe it is a useful indicator of our historical debt capacity and our ability to service debt and pay dividends. We also present Adjusted EBITDA because covenants in our credit facilities contain ratios based on Adjusted EBITDA. - END -

Adjusted EBITDA is defined in our credit facilities as: (1) consolidated net income, as defined therein; plus (2) the following items, to the extent deducted from consolidated net income: (a) interest expense; (b) provision for income taxes; (c) depreciation and amortization; (d) transaction expenses related to the IPO and the related debt refinancing and other limited expenses related to permitted securities offerings, investments and acquisitions incurred after the closing date of the IPO, to the extent not exceeding $5.0 million; (e) unrealized losses on financial derivatives; (f) non-cash stock-based compensation expense; (g) extraordinary or unusual losses (including extraordinary or unusual losses on permitted sales of assets and casualty events); (h) losses on sales of assets other than in the ordinary course of business; and (i) all other non-cash charges that represent an accrual for which no cash is expected to be paid in the next twelve months; minus (3) the following items, to the extent any of them increases consolidated net income: (w) extraordinary or unusual gains (including extraordinary or unusual gains on permitted sales of assets and casualty events); (x) gains on asset disposals not in the ordinary course; (y) unrealized gains on financial derivatives; and (z) all other non-cash income (including the non-cash portion of any RTFC patronage capital allocation). If our Adjusted EBITDA were to decline below certain levels, covenants in our credit facilities that are based on Adjusted EBITDA, including our fixed charge coverage and total leverage ratio covenants, may be violated and could cause, among other things, a default or mandatory prepayment under our credit facilities, or result in our inability to pay dividends.

We believe that net income is the most directly comparable financial measure to Adjusted EBITDA under GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP. Adjusted EBITDA is not a complete measure of an entity’s profitability because it does not include costs and expenses identified above; nor is Adjusted EBITDA a complete net cash flow measure because it does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions and pay its income taxes and dividends.

CONTACT:
Investor Relations Contacts:
Corporate Communications, Inc.
Kevin Inda, 407-566-1180
Kevin.Inda@cci-ir.com
or
Iowa Telecommunications Services, Inc.
Craig Knock, 641-787-2089
Chief Financial Officer
or
Media Contact:
Iowa Telecommunications Services, Inc.
Julie White, 641-787-2040
Director, Corporate Communications
Julie.White@iowatelecom.com